SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of August 25, 2011, by and between YesDTC, Inc., a Nevada corporation (the “Company”), and Barry Honig (the “Subscriber”).

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscriber, as provided herein, and the Subscriber shall purchase (the “Offering”) for an aggregate of $100,000 (the “Purchase Price”): (i) 50,000 shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Shares”), which is convertible into 50,000,000 shares of the Company’s Common Stock, $0.0001 par value (the “Common Stock”) pursuant to the terms of a Certificate of Designations attached hereto as Exhibit A (the “Certificate”) at a per share conversion rate set forth in the Certificate (“Conversion Price”); and (ii) warrants in the form attached hereto as Exhibit B (the “Warrants”) to purchase an additional 70,000,000 shares of Common Stock (the “Warrant Shares”).  The Preferred Shares, the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”; and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1.           Closing Date.   The “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company. The consummation of the transactions contemplated herein shall take place at the offices of The Crone Law Group, 101 Montgomery St., Suite 2650, San Francisco, CA 94104, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, Subscriber shall purchase and the Company shall sell to Subscriber the Preferred Shares and Warrants as described in Section 2 of this Agreement.

2.           Preferred Shares and Warrants.

(a)           Preferred Shares.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, the Subscriber shall purchase from the Company and the Company shall sell to the Subscriber the Preferred Shares for the Purchase Price.

(b)          Warrants.  On the Closing Date, the Company will issue and deliver the Warrants to the Subscriber. The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be equal to $0.01, subject to reduction as described in the Warrants.  The Warrants shall be exercisable until five (5) years after the issue date of the Warrants.

(c)           Allocation of Purchase Price.   The Purchase Price will be allocated among the components of the Securities so that each component of the Securities will be fully paid and non-assessable.

3.           Subscriber Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)           Enforceability. This Agreement has been duly executed and constitutes a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(b)           Information on Subscriber. Subscriber is, and will be at the time of the conversion of the Preferred Shares and exercise of the Warrants, an "accredited investor" as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(c)           Purchase of Preferred Shares and Warrants.  On the Closing Date, Subscriber will purchase the Preferred Shares and Warrants for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(d)           Compliance with Securities Act.   Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.

(e)           Conversion Shares and Warrant Shares Legend.  The Conversion Shares and Warrant Shares shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

(f)           Preferred Shares and Warrants Legend.  The Preferred Shares and Warrants shall bear the following legend:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

(g)           Communication of Offer.  The offer to sell the Securities was directly communicated to Subscriber by the Company.  At no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)           Restricted Securities.   Subscriber understands that the Securities have not been registered under the 1933 Act and Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(i)           No Governmental Review.  Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j)           Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(k)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

4.           Company Representations and Warranties.  The Company represents and warrants to and agrees with the Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s ownership interest therein are as set forth in the Company’s filings with the Commission (the “SEC Filings”).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Certificate, the Preferred Shares, the Conversion Shares, the Warrants, and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Securities) are as set forth in the SEC Filings.  Except as set forth in the SEC Filings, there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described in the SEC Filings. There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) or the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of Subscriber as described herein; or

(iii)           result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

           (iv)           result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)          The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the dates of issuance of the Conversion Shares upon conversion of the Preferred Shares, and the Warrant Shares upon exercise of the Warrants, such Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

(iii)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(iv)          will not subject the holders thereof to personal liability by reason of being such holders; and

           (v)            assuming the representations and warranties of the Subscriber as set forth in Section 3 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the SEC Filings, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)            No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)            Information Concerning Company.  The SEC Filings contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since December 31, 2010 and except as modified in the SEC Filings or in Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs. The SEC Filings, including the financial statements included therein, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(k)           Defaults.  The Company is not in violation of its articles of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(l)            No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(m)          No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(n)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since December 31, 2010 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the SEC Filings.

(o)           No Undisclosed Events or Circumstances.  Since December 31, 2010, except as disclosed in the SEC Filings, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Filings.

(p)           Dilution.   The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Preferred Shares, Conversion Shares upon conversion of the Preferred Shares and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(q)           No Disagreements with Accountants and Lawyers.  Except as set forth in the SEC Filings, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(r)           Investment Company.   Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(t)           Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months. As of the Closing Date, the Company is not a “shell company” but is a “former shell company” as those terms are employed in Rule 144 under the 1933 Act. As of April 16, 2010, the Company filed “Form 10” information as such term is employed in Rule 144 under the 1933 Act.

(u)           Listing.  The Company's Common Stock is quoted on the Bulletin Board under the symbol YESD.  The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

(v)           Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(w)          Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.1          Conversion of Preferred Shares.

(a)           Upon the conversion of Preferred Shares, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Company's transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 3(e).

(b)           The Subscriber will give notice of its decision to exercise its Preferred Shares or part thereof by telecopying or otherwise delivering a completed notice of conversion to the Company via confirmed telecopier transmission or otherwise pursuant to Section 11(a) of this Agreement.  The Company will itself or cause the Company’s transfer agent to transmit the Company's Common Stock certificates representing the Conversion Shares issuable upon conversion of the Preferred Shares to Subscriber via express courier for receipt by Subscriber within five (5) business days after the conversion date (such fifth day being the "Delivery Date").  In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber. A certificate representing the balance of the Preferred Shares not so converted will be provided by the Company to Subscriber, provided Subscriber delivers the original Preferred Shares certificate to the Company.

(c)           The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 5.1 hereof later than the Delivery Date could result in economic loss to the Subscriber.  As compensation to Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber the amount of $100 per business day after the Delivery Date for each 1,000 Preferred Shares (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered.  The Company shall pay any payments incurred under this Section upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Conversion Shares within seven (7) business days after the Delivery Date, the Subscriber will be entitled to revoke all or part of the relevant notice of conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

           5.2.         Maximum Conversion.  The Subscriber shall not be entitled to convert Preferred Shares if such conversion would put his beneficial ownership of Common Stock over 9.99%, as set forth in the Certificate.

5.3         Adjustments.   The Conversion Price, Warrant exercise price and amount of Conversion Shares and Warrant Shares shall be equitably adjusted and as otherwise described in this Agreement, the Certificate and the Warrants.

6.           Covenants of the Company.  The Company covenants and agrees with the Subscriber as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 6(g), the Company will advise the Subscriber, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(b)           Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Preferred Shares and Warrants are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide Subscriber with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to the Subscriber.

(d)           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscriber pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) the Preferred Shares and Warrants are no longer outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to Subscriber promptly after such filing.

(e)           Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(f)           Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(g)           Confidentiality/Public Announcement.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and the registration statements regarding the Subscriber’s Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by Subscriber or only to the extent required by law and then only upon not less than three days prior notice to Subscriber.  In any event and subject to the foregoing, the Company undertakes to file a Form 8-K describing the Offering not later than the fourth (4th) business day after the Closing Date.  Prior to the filing date of such Form 8-K, a draft in the final form will be provided to Subscriber for Subscriber’ review and approval.  Upon delivery by the Company to the Subscriber after the Closing Date of any notice or information, in writing, electronically or otherwise, and while Preferred Shares, Conversion Shares or Warrants are held by Subscriber, unless the  Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or Subsidiaries, the Company  shall within one business day after any such delivery publicly disclose such  material,  nonpublic  information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to Subscriber contains material, nonpublic information relating to the Company or Subsidiaries, the Company shall so indicate to Subscriber prior to delivery of such notice or information.  Subscriber will be granted sufficient time to notify the Company that Subscriber elects not to receive such information.   In such case, the Company will not deliver such information to Subscriber. In the absence of any such indication, Subscriber shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.

           (h)           Non-Public Information.  The Company covenants and agrees that except for the SEC Filings and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 6(g) above, neither it nor any other person acting on its behalf will at any time provide Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Subscriber shall have agreed in writing to accept such information.  The Company understands and confirms that Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(i)           Negative Covenants.   So long as Preferred Shares are outstanding, without the consent of the Subscriber, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)           create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for:  (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a “Permitted Lien”);

                                         (ii)           amend its certificate of incorporation, bylaws or its charter documents (including the Certificate) so as to materially and adversely affect any rights of the Subscriber (an increase in the amount of authorized shares and an increase in the number of directors will not be deemed adverse to the rights of the Subscriber);

(iii)          repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)          engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary, or fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company; or

(v)           prepay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations (except with respect to vendor obligations, or any such obligations which in management’s good faith, reasonable judgment must be repaid to avoid disruption of the Company’s businesses).

(j)            Transactions With Insiders.  So long as Preferred Shares are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  “Affiliate” for purposes of this Section 6(j) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “Controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.  For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

(k)           Amendment to Series A Preferred Stock.  Subsequent to the Closing the Company will use its best reasonable efforts to effect an amendment to its Articles of Incorporation to amend the Certificate of Designation of the Series A Preferred stock in order to adjust the conversion price of the Series A Preferred stock to equal $0.002 per share.

6A.         Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity and the Common Stock issuable in connection therewith is issued at not less than $0.002 per share of Common Stock, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and the Common Stock issuable in connection therewith is issued at not less than $0.002 per share of Common Stock, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans existing on the date of this Agreement, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms in effect on the Closing Date, including but not limited to the shares of Series B Preferred being issued pursuant to this Agreement, (v) as a result of the exercise of Warrants or conversion of Preferred Shares which are granted or issued pursuant to this Agreement, and (vi) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to consultants and service providers (collectively, the foregoing (i) through (vi) are “Excepted Issuances”), if at any time the Preferred Shares or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than $.002, without the consent of the Subscriber, then the Conversion Price and Warrant exercise price shall automatically be reduced to such lower price.  The average Purchase Price of the Conversion Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares. Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or warrant exercise price in effect upon such issuance.  The rights of Subscriber set forth in this Section are in addition to any other rights the Subscriber have pursuant to this Agreement, the Certificate, any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscriber and Company are parties.

7.            Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber’s agents, counsel and Affiliates, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any exhibits or schedules attached hereto or in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

8.            Rule 144 Default.  In the event commencing six months after the Closing Date and ending twenty-four months thereafter, the Subscriber is not permitted to resell any of the Conversion Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason except for Subscriber’s status as an Affiliate or “control person” of the Company, or as a result of a change in current applicable securities laws, then the Company shall pay Subscriber as “liquidated damages” and not as a penalty an amount equal to one percent (1%) for each thirty days (or such lesser pro-rata amount for any period less than thirty days) thereafter of the Stated Value of the Conversion Shares subject to such 144 Default during the pendency of the 144 Default.

9.            Maximum Exercise of Rights.   In the event the exercise of the rights described in Section 9 would or could result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to Subscriber calculated in the manner described in Section 6(c) of the Certificate, then the issuance of such additional shares of Common Stock to Subscriber will be deferred in whole or in part until such time as Subscriber are able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 6(c) of the Certificate and notifies the Company accordingly.

10.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: YesDTC, Inc., 300 Beale Street, Suite 613 San Francisco, CA 94105, Attn: Joseph A. Noel, CEO, facsimile: ___________, with a copy to:  Ryan Nail, Esq., The Crone Law Group, 101 Montgomery St., Suite 2650, San Francisco, CA 94104, facsimile: (415) 955-8910, and (ii) if to the Subscriber, to: Barry Honig, 4400 Biscayne Blvd, #850, Miami, FL 33137, facsimile: _________.

 (b)         Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 11(d) hereof, the Company hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(h)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

[SIGNATURE PAGE FOLLOWS]

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

YESDTC, INC.

By:	/s/ Joseph A. Noel
Name: Joseph A. Noel
Title: Chief Executive Officer

/s/ Barry Honig
Barry Honig